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                                                                     Exhibit 4.1


        Description of Specimen Stock Certificate for the Common Stock of Career Education Corporation (the "Company")


Face of Certificate:

     The front of the specimen stock certificate for the Company's Common Stock (the "Certificate") contains the logo of the Company above the name of the Company. Beneath the name of the Company are the words, "INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE." The Common Stock's CUSIP number (141665 10 9) appears flush with the right edge of the Certificate beneath the name of the Company. The Certificate is signed by William A. Klettke, Treasurer of the Company, and John M. Larson, President of the Company. In the lower right corner of the Certificate is a space for the Certificate to be countersigned and registered by Harris Trust and Savings Bank, as Transfer Agent and Registrar. The Company's corporate seal is centered slightly above the bottom edge of the Certificate. The face of the Certificate also contains the following language:

     This certifies that ____________________ is the owner of ____________ FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF CAREER EDUCATION CORPORATION (the "Corporation") transferable on the books of the Corporation by the owner in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and all amendments thereto and restatements thereof (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. In Witness Whereof, the Corporation has caused this certificate to be signed by its duly authorized officers, and its corporate seal to be hereunto affixed.

Reverse of Certificate:

     The back of the certificate contains the following language:

                         CAREER EDUCATION CORPORATION

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.

     The reverse of the Certificate also contains standard stock transfer instructions.